Back to Contents

Exhibit 3.2

Bye-Laws

of

Greenwich Kahala Aviation Ltd.

WE HEREBY CERTIFY that the within-written Bye-laws are a true copy of the Bye-laws of the Company as approved by a written resolution of all of the Members of the Company in lieu of Special General Meeting of the Company passed on the 28th day of February, 2011.

For and on behalf of Coson Corporate Services Limited Assistant Secretary

Prepared by:
Cox Hallett Wilkinson
Barristers and Attorneys
Milner House, 18 Parliament Street,
Hamilton, Bermuda.

Back to Contents

Greenwich Kahala Aviation Ltd.

Back to Contents

121	Accounting Records	26
124	Audit	26
125	Service of Notices and other Documents	26
129	Winding Up	28
130	Indemnity	28
131	Alteration of Bye-laws	29

Back to Contents

Bye-Laws

of

Greenwich Kahala Aviation Ltd.

INTERPRETATION

1.	In these Bye-laws unless the context otherwise requires:

“Bermuda” means the Islands of Bermuda;

“Company” means the company incorporated in Bermuda under the name of Greenwich Kahala Aviation Ltd. on the 30 day of December, 2009;

“the Companies Act” or “the Act” mean collectively The Companies Act, 1981 and every other statute governing companies and any statutory modification thereof from time to time in force in Bermuda insofar as the same apply to the Company;

“the Directors” or “the Board” means the duly appointed Board of Directors of the Company for the time being;

“Member” means a person registered in the Register as a holder of shares in the Company;

“Register” means the Register of Members of the Company;

“Register of Directors” means the Register of Directors and Officers of the Company maintained by the Company in accordance with Section 92A of the Companies Act;

“Resident Representative” means the person appointed to act as Resident Representative of the Company and includes any assistant or deputy representative

“Seal” means the Common Seal (if any) of the Company and includes any duplicate thereof;

“Secretary” means the person appointed to perform the duties of the Secretary of the Company and includes an acting or assistant Secretary;

“Treasury Share” means a share in the capital of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

“In writing” and “written” include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

“May” shall be construed as permissive;

“Shall” shall be construed as imperative;

Back to Contents

Words importing the singular number only include the plural number and vice versa;

Words importing the masculine gender only include the feminine and neuter genders respectively;

Words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated;

Any words or expressions defined in the Companies Act shall have the same meaning when used herein.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Directors shall from time to time appoint.

SHARE RIGHTS

3.	(a)	At the date these Bye-laws are adopted, the share capital of the Company shall be divided into 250,000,000 common shares of par value US$0.0001 each (the “Common Shares”) and 50,000,000 preferred shares of par value US$0.0001 each (the “Preferred Shares”).

(b)	Subject to any resolution of the Members or the Directors (pursuant to the powers conferred under Bye-law 3(c)) to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall consist of two classes of shares that carry voting rights. The holders of shares shall, subject to the provisions of these Bye-laws:

(i)	be entitled to such dividends as the Board may from time to time declare;

(ii)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(iii)	generally be entitled to enjoy all of the rights attaching to shares.

(c)	Subject to the restrictions, if any that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or of any existing

Back to Contents

class of shares and the Board may generally exercise the powers of the Company set out in sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine. The Board may create and issue shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restriction as any other series (or class) and to establish from time to time the number of preferred shares to be included in each such series (or class), and to fix the designation, powers, preferences, voting rights, dividend rights, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine. The Board may determine the right of the shares of each series (or class) to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company. The Board may also determine the rights of the shares of each series (or class) in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of each series. Further, the Board may determine any other relative participating, optional or other special rights, qualifications, limitations or restrictions of each series (or class). In addition, the Board may pass a resolution recommending that the members cancel shares which, at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled. No reduction in authorised share capital shall occur without the approval of the Board.

(d)	The Company shall have the power to purchase its own shares upon such terms and conditions as may be contained herein or in the absence of any such provisions on such terms as may be agreed upon between the Company and the prospective selling Member.

(e)	The Company shall have the power to acquire its own shares to be held as Treasury Shares, for cash or any other consideration in accordance with the Companies Act on such terms as the Directors shall think fit. All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company in respect of any such Treasury Share and, except where required in accordance with the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the Company’s share capital, or shares of the Company.

4.	(a)	Subject to the Companies Act, at the determination of the Board, any preference shares may be issued on terms:

Back to Contents

(i)	that they are to be redeemed on a given date or otherwise in accordance with the terms of issue of the shares; and/or

(ii)	that they are liable to be redeemed ; and/or

(iii)	if authorised by the Memorandum of Association of the Company, that they are liable to be redeemed at the option of the holder.

(b)	The redemption of preference shares hereunder shall be effected on such terms and in such manner as the Board shall determine and shall otherwise be in accordance with the terms of the Companies Act.

MODIFICATION OF RIGHTS

5.	Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than fifty-one (51) per cent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy twenty (20) per cent of the issued shares of the class, or if there is only one (1) holder of shares of the relevant issued class, such holder, and that any holder of shares of the class present in person or by proxy may demand a poll.

6.	The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of that class, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

SHARES

7.	The unissued shares of the Company shall be under the Control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Directors may determine.

8.	The Directors may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9.	Except as required by law no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

Back to Contents

CERTIFICATES

10.	(a)	Subject to the Companies Act, every person to whom shares or debentures are issued by the Company shall be entitled without payment to receive a certificate specifying the shares or debentures held. Certificates for shares shall be of such form and style, printed or otherwise, as the Directors may designate, and each certificate shall state the certificate number, the date of issue, the name of the record holder, the amount paid on the shares and such other information as may be required by the Companies Act.

(b)	In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and the delivery of a certificate to one (1) of several joint holders shall be sufficient delivery to all.

(c)	If the securities of the Company shall be traded or listed on an appointed stock exchange the Company may permit the issue and transfer of securities of the Company pursuant to Section 272A of the Companies Act and the Regulations made thereunder without the issue of certificates in respect thereof.

11.	(a)	If a share certificate is worn out, defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors may think fit and, if the old certificate is worn out or defaced, on delivery of that certificate to the Company for cancellation.

(b)	If the Bye-laws are amended in any way affecting anything contained in the certificates for issued shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Directors may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the directors.

12.	All certificates for shares, debentures or other securities of the Company (other than any securities issued pursuant to Bye-law 10(c) hereof and Section 272A of the Companies Act) shall be issued either (i) under the Common Seal of the Company (and if the Common Seal is so affixed to the certificate it shall bear the signature (or a facsimile thereof) of a Director or the Secretary) (ii) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or (iii) bearing the signature (or a facsimile thereof) of a person expressly authorised to sign such certificate. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Company before such certificate is delivered by the Company, such certificate shall be as valid as though signed by a duly elected, qualified and authorised officer.

LIEN

13.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien

Back to Contents

on all shares (other than fully paid shares) standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a member or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Directors may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

14.	The Company may sell, in such manner as the Directors may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

15.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

16.	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.

CALLS ON SHARES

17.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times, and each Member shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

18.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by installments.

19.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.	If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Back to Contents

21.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

23.	If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him in such form as the Directors may approve requiring payment by a date not less than fourteen (14) days from the date of the notice of so much of the call or installment as is unpaid together with any interest which may have accrued. The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

24.	If the requirements of such forfeiture notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

25.	When any share shall have been so forfeited, notice of the forfeiture shall be served upon the person who was immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

26.	A forfeited share shall be deemed to be the property of the Company and the Directors may sell, re-allot or otherwise dispose of the same upon such terms and in such manner as they shall think fit.

27.	Any person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

28.	An affidavit in writing that the deponent is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Directors may

Back to Contents

authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF MEMBERS

29.	The Secretary shall establish and maintain in one or more books a Register of Members at the Registered Office in the manner prescribed by the Companies Act. Unless the Directors otherwise determine and subject to any period of closure permitted under the Act, the Register shall be open for inspection in the manner prescribed by the Companies Act between 10.00 a.m. and 12.00 noon on every business day. Unless the Directors so determine, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Directors it shall not be deemed to abrogate any of the provisions of Bye-law 9.

TRANSFER OF SHARES

30.	Subject to the Companies Act and to such of the restrictions contained in these Bye-laws as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in writing in such form as the Directors may approve. The instrument of transfer may be on the back of the share certificate.

31.	(a)	The instrument of transfer of a share shall be signed by or on behalf of the transferor and in the case only of a nil or partly paid share in like manner by the transferee if by an individual in the presence of two (2) witnesses and if by a Company in manner prescribed by its charter. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company.

(b)	The Directors may decline to register any transfer of shares upon which the Company has a lien and in their absolute discretion without assigning any reason therefor, may decline to register any transfer of any share which is not a fully-paid share. The Directors may also decline to register any transfer unless:

(i)	the instrument of transfer has been duly stamped with any applicable Bermuda stamp duty and lodged with the Company, at its Registered Office or such other place as the Directors shall determine and of which notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one (1) class of share;

Back to Contents

(iii)	where applicable, the permission of the Bermuda Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.

32.	If the Directors decline to register a transfer they shall, within two (2) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

33.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES

34.	In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

35.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be registered as the holder of the share or subject to the completion of the form of transfer in such form as the Directors may approve have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

36.	A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty (60) days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

37.	Subject to any directions of the Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 35 and 36.

INCREASE OF CAPITAL

Back to Contents

38.	The Company may from time to time by resolution passed at a general meeting and whether or not all of the existing authorised capital shall have been issued increase its capital by such sum to be divided into shares of such par value as the resolution shall prescribe.

39.	The Company may, by the resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

40.	The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

41.	(a)	The Company may from time to time in general meeting:

(i)	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(ii)	subdivide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(iii)	change the currency denomination of its share capital;

(iv)	make provision for the issue and allotment of shares which do not carry any voting rights; and

(v)	(only upon and subject to the recommendation of the Directors), cancel shares which, at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)	Within the authority conferred by the Members in general meeting, the Directors may settle any issues relating to such division, consolidation or subdivision under this Bye-law as they think fit and, in particular may arrange for the sale of any shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Back to Contents

42.	Subject to the Companies Act and to any confirmation or consent required by law or these Bye-laws the Company may by resolution in general meeting from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

43.	Subject to the Companies Act, its Memorandum of Association and any confirmation or consent required by law or these Bye-laws, the Company may from time to time in general meeting authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

44.	In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS

45.	The Company shall hold an Annual General Meeting once in every calendar year in accordance with the requirements of the Companies Act on a day and at a time and place fixed by the Directors. The Directors may, whenever they think fit, and shall, when required by the Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Special General Meetings may be convened by the President, the Chairman of Directors or the Board. In addition, Special General Meetings may be convened in accordance with the Companies Act in the event of the failure of the President, the Chairman of Directors or the Board so to do.

NOTICE OF GENERAL MEETINGS

46.	Any General Meeting shall be called by not less than ten (10) days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-law 119 to all Members and Directors other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

47.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-law 46, it shall be deemed to have been duly called if it is so agreed:

(i)	in the case of any general meeting of a Company having only one (1) Member, by that Member; or

(ii)	in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat; or

(iii)	in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five (95) per cent in nominal value of the shares giving that right.

Back to Contents

48.	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

49.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. At least two (2) Members present in person or by proxy and representing not less than twenty five (25) per cent of the shares of the Company entitled to vote on the relevant resolution shall be a quorum for all purposes save that if the Company has only one (1) Member that Member present in person or by proxy shall constitute a quorum.

50.	If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to such other day and such other time and place as the Directors shall determine of which notice shall be given in the same manner as for the original meeting. The same quorum requirement shall again apply.

51.	The Chairman of the Directors (shall preside as Chairman at every General Meeting. If there is no such Chairman or if at any meeting the Chairman is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Directors present shall elect one (1) of their number to act. If no Director is present the Members present shall elect one (1) of their number to be Chairman of the meeting.

52.	The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition, the Chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that (i) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or (ii) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or (iii) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

53.	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

54.	Subject to any rights or restrictions attached to any class of shares including restrictions on voting by the Company in relation to any Treasury Shares, at any meeting of the Company on a show of hands every Member present in person shall have one (1) vote and on a poll every Member shall be entitled to one (1) vote for each share held by him.

Back to Contents

55.	Save where a greater majority is required by the Companies Act or these Bye-laws any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast.

56.	If a share is held by two (2) or more joint holders, the Member whose name is listed first on the register shall be entitled to vote that share.

57.	The Directors of the Company shall be entitled to notice of and to attend and be heard at any general meeting of the Members of the Company or any separate class thereof.

58.	A Member who is a patient for any purpose under any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee. curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

59.	No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

60.	No objection shall be raised to the qualification of any voter or notice taken of any error in counting the votes cast except at the meeting or adjourned meeting at which the vote objected to is given or tendered or the error is committed, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting and shall only vitiate the result of the voting if the Chairman of the meeting decides that such result has been affected thereby. The decision of the Chairman of the meeting shall be final and conclusive.

61.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:

(i)	the Chairman of the meeting; or

(ii)	at least three (3) Members present in person or represented by proxy; or

(iii)	any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(iv)	a Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

62.	Unless a poll is so demanded in accordance with the foregoing Bye-law 61 a declaration by the Chairman of the meeting as to the result of the voting on a show of hands shall be

Back to Contents

final and conclusive, and any entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

63.	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

64.	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by one or more inspectors of votes appointed by the chairman of the Board for the purpose and the result of the poll shall be declared by the chairman.

65.	A poll demanded on any question shall be taken forthwith and the result thereof declared by the Chairman of the meeting prior to the termination of the meeting.

66.	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business which is not related to the question on which the poll has been demanded.

67.	A person entitled to more than one (1) vote on a poll need not use all his votes or cast all the votes he uses in the same way.

68.	In the case of an equality of votes at a general meeting whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote and the motion under consideration shall fail.

69.	A meeting of the Members or any class thereof may be held by means of such telephone electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

70.	The Board may, and at any general meeting, the Chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the Chairman of such meeting are entitled

Back to Contents

to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

71.	The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

PROXIES AND CORPORATE REPRESENTATIVES

72.	(a)	The instrument appointing a proxy shall be in writing in such form as the Directors may approve. It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign the same.

(b)	A Member may appoint any person as his proxy and any corporation may appoint a representative as permitted by the Companies Act. The proxy or representative need not be a Member.

73.	Any Member may appoint a standing proxy or, if a corporation, a representative by depositing such appointment at the Registered Office of the Company. Any such standing proxy or appointment of representative shall be valid for all general meetings and adjournments thereof until notice of revocation is received by the Secretary at the Registered Office. Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to them.

74.	The instrument appointing a proxy together with any power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Directors may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting) not later than twenty-four (24) hours prior to the holding of the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

75.	The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the

Back to Contents

meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 74 hereof. A Member who is the holder of two (2) or more shares may appoint more than one (1) proxy to represent him and vote on his behalf, whether on show of hands or on a poll, at a general meeting of the Company or at a class meeting.

76.	Subject to the Companies Act, the Chairman of the meeting may at his discretion determine the right of any person not being a Member or his proxy or a Director to attend any general meeting. The decision of the Chairman as to the validity of any appointment of a proxy shall be final.

REGISTER OF DIRECTORS AND OFFICERS

77.	The Secretary shall establish and maintain a Register of Directors and Officers at the registered office in the manner prescribed by the Companies Act. The Register of Directors shall be open for inspection in the manner prescribed by the Companies Act between 10.00 am. and 12.00 noon on every business day.

DIRECTORS

78.	(a)	The number of directors shall not be less than three (3) or more than seven (7). The size of the Board may be decreased or increased, from time to time, by resolution of the Board. Directors need not be Members.

(b)	No share qualification shall be required of any Director of the Company.

(c)	Any Director may resign at any time upon notice to the Company.

(d)	Unless prohibited by law or otherwise disqualified from acting, Directors shall hold office until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

(e)	Unless expressly authorized by the members, the Directors shall not be authorized to appoint Alternate Directors

79.	The Directors shall be elected by the Members of the Company in the first place at the statutory meeting of the Company and annually thereafter by a plurality of votes cast at such meeting. Any general meeting may authorise the directors to fill any vacancy in their number left unfilled at a general meeting.

80.	Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any Member or the Board may propose any person for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a

Back to Contents

date that is not 25 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made. Where a Director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made. This section shall become effective only after the Company consummates its initial public offering of its common shares in the form of American Depositary Shares, with each American Depositary Share representing one common share.

81.	The removal of a Director shall be effected by resolution of the Members in general meeting and otherwise in accordance with the Companies Act provided that the majority required to carry such resolution shall, if the removal has been recommended by the Directors, be a simple majority of votes cast and in any other case shall be at least sixty six and two thirds percent (66 2/3%) of the votes of all shares then issued and entitled to vote on the resolution. Notwithstanding the foregoing or any other provision in these Bye-laws to the contrary, any Director may be removed by a majority vote of the other Directors whenever, in their judgment, the best interests of the Company will be served by such removal.

82.	Any person who may have been appointed to be alternate director of the Company to a Director who has been removed from office shall cease to be an alternate director immediately upon the removal of such Director as aforesaid.

83.	Unless otherwise provided by the Act or the Company’s memorandum of association, any newly created directorship or any vacancy occurring in the Board for any reason may be filled only by a majority of the remaining members of the Board, although such majority is less than a quorum, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is elected and qualified.

84.	The office of a Director shall be vacated upon the happening of any of the following events:

(i)	if he resigns his office by notice in writing delivered to the Secretary of the Company either at the Registered Office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt unless another time is specified. The acceptance of such resignation shall not be necessary to make it effective;

(ii)	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated;

(iii)	if he becomes bankrupt or compounds with his creditors;

(iv)	if he is prohibited by law from being a Director;

(v)	if he is removed by a majority vote of the other Directors; or

Back to Contents

(vi)	if he otherwise ceases to be a director by virtue of the Companies Act or is removed from office pursuant to these Bye-laws.

ALTERNATE DIRECTORS

85.	(a)	Subject to compliance with the provisions of Bye-law 80, the members may elect any person not prohibited by law from being a Director and otherwise qualified to be a director to serve as an alternate director or may authorise the Directors to appoint alternate directors.

(b)	An alternate director may also be a director in his own right and may act as alternate to more than one (1) director.

86.	An alternate director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

87.	Every person acting as an alternate director shall be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS FEES AND REMUNERATION

88.	The remuneration, if any, of the Directors shall from time to time be determined by the Directors and shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board of Directors or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company’s business or in the discharge of his duties as a Director shall be within the power of the Directors to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may resolve.

DIRECTORS INTERESTS

89.	(a)	A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Directors

Back to Contents

may determine, and may be paid such extra remuneration by way of salary, as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

(b)	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor of the Company.

(c)	Subject to the provisions of the Companies Act, a Director may, notwithstanding his office, be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.

(d)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Directors or by writing to the Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit. Following a declaration being made pursuant to this Bye-law, a Director may not vote in respect of any contract or proposed contract or arrangement in which such Director is interested but may, with the consent of the Chairman of the meeting, be counted in the quorum for the relevant meeting.

(e)	Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF DIRECTORS

90.	Subject as may otherwise be required by the provisions of the Companies Act and these Bye-laws and subject to any directions given by the Company in general meeting, the Directors shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A validly convened meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

Back to Contents

91.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

92.	The Directors may, from time to time, appoint one or more of their body to be a Managing Director or Chief Executive Officer of the Company, either for a fixed term or without any limitation as to the period for which he is to hold such office, and may from time to time remove or dismiss him from office and appoint another or others in his place but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.

DELEGATION OF THE DIRECTORS’ POWERS AND DUTIES

93.	The Directors may by power of attorney appoint any company, firm or person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit. Individual Directors may also by power of attorney appoint any person solely for the purpose of executing unanimous consents or resolutions in the name and on behalf of such Director, acting in such capacity (but not to represent such Director and vote on his behalf at a meeting of the Directors except in accordance with Section 91A of the Act). Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors or such Director, as the case may be. may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.

94.	(a)	The Directors may entrust to and confer upon any company, firm, person or body of persons any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby provided the Directors shall not delegate its authority in a manner that would cause the Company to be tax resident outside Ireland.

(b)	The Directors may delegate any of their powers, authorities and discretions (including power to sub-delegate) to a committee appointed by the Directors, consisting partly or entirely of non- Directors. Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Directors.

95.	The meetings and proceedings of any committee of Directors shall be governed by the provisions of these Bye-laws which relate to meetings of the Directors so far as the same are applicable thereto and are not superseded by directions imposed by the Directors.

Back to Contents

PROCEEDINGS OF THE DIRECTORS

96.	Subject to the provisions of these Bye-laws, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

97.	Notice of a meeting of the Directors shall be given to a Director verbally (including by person or by telephone) or otherwise communicated to such Director by post, electronic means or other mode of representing or reproducing words in a visible form at his last known address or any other address in accordance with any other instructions given by him to the Company for this purpose. A Director may waive notice before or after the date of the meeting for which the notice is given. It shall not be necessary to specify the business to be considered at the meeting. The length of notice shall be reasonable in all the circumstances.

98.	The quorum necessary for the transaction of the business of the Directors shall be three (3). In the event that a Director resigns at a meeting of the Directors it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of directors would not be present. Any Director present at a meeting of the Directors or a committee and located at any point during such meeting in the United States or the United Kingdom shall not be counted in the quorum and shall not vote at such meeting.

99.	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting or preserving the assets of the Company.

100.	Unless otherwise agreed by a majority of the Directors attending a meeting of the Directors, the Chairman (if any) shall act as Chairman at all meetings of the Directors at which such person is present. If no Chairman has been elected, the Directors present may choose one of their number to act as Chairman of the meeting.

101.	(a)	A resolution approved and signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Directors and taking the form of one or more documents in writing or facsimile, or other similar means of written communication from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, such resolution to be effective on the date on which the last director signs the resolution.

Back to Contents

(b)	Any one or more of the Directors or any committee thereof may participate in a meeting of the Directors or committee by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting by such means shall constitute presence in person at a meeting. A majority of the Directors participating in any such meeting shall be located in Ireland and the chairperson of such meeting shall be located in Ireland.

102.	All acts done at any Meeting of the Directors or any committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS

103.	The Officers shall consist of such Officers as the Board determines. The Officers of the Company may or may not be Directors.

104.	Any person elected or appointed pursuant to Bye-law 103 shall hold office for such period and upon such terms as may be fixed by the Directors. Any such election or appointment may be revoked or terminated by the Directors but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

MINUTES

105.	(a)	The Directors shall cause minutes to be made for the purpose of recording:-

(i)	all appointments of officers made by the Directors;

(ii)	the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee; and

(iii)	all proceedings at general meetings of the Company, at separate meetings of holders of any class of shares in the Company and at meetings of the Directors and committees.

(b)	Such minutes shall be duly entered in books provided for such purpose and any minutes duly entered in the Minute Book signed by the Chairman of that meeting or by the Chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes. A resolution in writing made in accordance with Section 77A of The Companies Act or under Bye-law 101(a) hereof shall constitute minutes for the purpose of this Bye-Law.

SECRETARY

Back to Contents

106.	The Secretary shall be appointed by the Directors at such remuneration (if any) and upon such terms as they may think fit and any Secretary so appointed may be removed by them. The Secretary shall whenever possible, attend all meetings of the Company and of the Directors, keep correct minutes of such meetings and enter such minutes in proper books provided for the purpose. The Secretary shall also perform such other duties including the preparation of written resolutions as shall from time to time be prescribed or delegated by the Directors. The duties of the Secretary may when required be carried out by an assistant or acting secretary or any other director or officer so authorised in that behalf by the Directors.

RESIDENT REPRESENTATIVE

107.	The Company, where Section 130 of the Act shall be applicable may appoint a Resident Representative in accordance with the Act. Any Resident Representative so appointed shall be deemed an officer of the Company for the purpose of Section 92A of the Act. The Resident Representative shall be entitled to receive notice of all meetings of the Directors and Members of the Company or any committee of the Directors and shall be entitled to attend, be heard at and to receive minutes of all proceedings of the Directors and Members of the Company or of any committee of the Directors; provided that accidental omission to give notice to the Resident Representative of any such meeting of the Members or the Directors or of any committee of the Directors shall not invalidate any action taken at any such meetings.

THE SEAL

108.	(a)	The Company may adopt a Seal in such form as the Directors shall determine.

(b)	The Seal (if any) may, but need not be, affixed to any deed, instrument, document or share certificate, and if the Seal is affixed thereto, it shall be attested by the signature of at least one person who is a Director or the Secretary of the Company, or of a person expressly authorised by the Directors for the purpose.

(c)	The Directors may adopt one or more duplicate Seals for use in or outside Bermuda.

109.	A Director or the Secretary or the Resident Representative (if any) may, but need not, affix the Seal (if any) to certify the authenticity of any copies of documents.

DIVIDENDS AND OTHER PAYMENTS

110.	The Directors may from time to time declare and pay to Members (other than the Company in respect of any holding of Treasury Shares by the Company) in proportion to the number of shares held by them cash dividends or distributions out of contributed surplus to be paid to such Members according to their rights and interests in the profits

Back to Contents

including such interim dividends as appear to the Directors to be justified by the financial position of the Company.

111.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(i)	all dividends may be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, and any amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

(ii)	dividends may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid.

112.	The Directors may deduct from any dividend payable to a Member by the Company all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

113.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

114.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one (1) of two (2) or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

115.	Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof. The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 115 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

116.	The Directors may direct payment or satisfaction of any dividend or distribution out of contributed surplus declared by them and which is to be satisfied wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of

Back to Contents

any other company, and where any difficulty arises in regard to such dividend or distribution the Directors may settle it as they think expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for dividend or distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Directors.

RESERVES

117.	The Directors may, before recommending or declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending the application of such reserve fund it may be invested in such manner as the directors shall think fit.

CAPITALISATION OF PROFITS AND SHARE PREMIUMS

118.	The Directors may at any time and from time to time resolve to capitalise any undivided profits (including profits standing to the credit of any reserve or other special account) not required for the payment of any fixed dividend or any moneys held on any share premium account or any capital redemption reserve fund other than any reserve fund which may have been established according to the terms of issue of such capital and accordingly that such amount be set free for distribution amongst the Members (excluding the Company in respect of any Treasury Shares held by the Company) or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the basis that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, provided that for the purpose of this Bye-law, any sum standing to the credit of the share premium account may be applied only in paying up unissued shares of the same class in respect of which the share premium was paid to be issued to such Members credited as fully paid.

119.	Where any difficulty arises in regard to any distribution under the last preceding Bye-law the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

Back to Contents

120.	Notwithstanding any other provisions of these Bye-laws the Directors may fix any date as the record date for any allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date shall be not more than sixty (60) days before the date on which such allotment or issue is to be made or such notice is to be despatched.

ACCOUNTING RECORDS

121.	The Directors shall exercise a general supervision over the financial affairs of the Company and shall cause to be kept in accordance with such generally accepted accounting principles as the Directors may from time to time determine accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

122.	The records of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting

123.	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor’s report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

AUDIT

124.	Save and to the extent that an audit is waived in the manner permitted by the Companies Act, an auditor shall be appointed at each Annual General Meeting of the Company and his duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Directors may from time to time determine. The remuneration of the auditor shall be fixed by the Members in general meeting or referred by them to the Directors.

SERVICE OF NOTICES AND OTHER DOCUMENTS

125.	Any notice or other document (including a share certificate) may be served on or delivered to any Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

Back to Contents

(c)	by transmitting it by electronic means (including facsimile and electronic mail but not telephone) in accordance with such directions as may be given by such ‘Member to the Company for the purpose; or

(d)	in accordance with Bye-law 127.

126.	Any notice required to be given to a Member shall:

(a)	with respect to shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all of the holders of such shares; and

(b)	(save for one delivered in accordance with Bye-law 127) be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission. Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda. In proving service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

127.	(a)	Subject to the provisions of the Companies Act, the Board may deliver any document by publishing it on a website provided that:

(i)	notification is given to each Member of its availability and includes therein the address of the website, the place on the website where the document may be found and instructions as to how the document may be accessed on the website; and

(ii)	notification is given to each Member that he may elect to receive the document in a physical form from the Company and shall include instructions as to how he shall notify the Company that he wishes to receive the document in physical form.

(b)	In the event that a Member elects to receive the document in physical form, the Company shall send to that Member such document within seven days of receipt of such election.

(c)	In the case of a document delivered in accordance with this Bye-law 127, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and the document is published on the website.

128.	The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board in its sole discretion considers that the legal or practical problems under the laws of, or the

Back to Contents

requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

WINDING UP

129.	If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of a property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

130.	(a)	The Directors, Secretary and other officers for the time being of the Company, or any subsidiary thereof (such term to include any person appointed to any committee of the Directors), and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company, or any subsidiary thereof, and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(b)	Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company provided, however, that such waiver shall not apply to any claims or rights of

Back to Contents

action arising out of the fraud or dishonesty of such Director or to recover any gain, personal profit or advantage to which such Director is not legally entitled.

(c)	The Company may purchase and maintain insurance for the benefit of any Director or officer of the Company against any liability incurred by him under the Companies Act in his capacity as a Director or officer of the Company or indemnifying such Director or officer in respect of any loss arising or liability attaching to him by any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or officer of the Company may be guilty in relation to the Company or any subsidiary thereof.

(d)	The Company may advance moneys to a Director or officer of the Company for the costs, charges and expenses incurred by the Director or officer of the Company in defending any civil or criminal proceedings against him, on condition that the Director or officer concerned shall repay the advance if any allegation of fraud or dishonesty is proved against him.

ALTERATION OF BYE-LAWS

131.	These Bye-Laws may be amended upon approval by resolution of a majority of the Board and by a resolution of the members, provided that the majority required for the resolution of the members in relation to such amendment shall be a majority of all votes entitled to vote on such resolution.

132.	The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.